Exhibit 99.1

Erickson Air-Crane Incorporated Announces

Purchase of the Sunbird Aircraft from SDG&E

Portland, Oregon — Oct 5, 2012, Erickson Air-Crane Incorporated (NASDAQ: EAC) (“Erickson Air-Crane” or the “Company”), a leading operator and the manufacturer of the powerful heavy-lift helicopter, the Erickson S-64 Aircrane, today announced its purchase of the Sun Bird Aircraft (“Sun Bird”) and associated spare parts inventory and accessories from San Diego Gas & Electric Company (“SDG&E”).

The Sun Bird is an Erickson model S-64F Aircrane that was originally purchased by SDG&E from Erickson Air-Crane in 2009.  The Sun Bird will be added to Erickson’s existing fleet of aircraft and will allow the Company to meet the growing demand for heavy-lift aerial services in the oil-and-gas and powerline construction sectors.

“We are very pleased to have concluded this important transaction with one of our most valued customers, and we are eager to add this Aircrane to our fleet. The timing of our purchase will allow us to take advantage of market opportunities in 2013 and beyond in the oil-and-gas and powerline construction sectors of our business in South America and elsewhere,” said Udo Rieder, President and CEO of Erickson Air-Crane.

In conjunction with the purchase of the aircraft, Erickson Air-Crane entered into an agreement with SDG&E to provide an Aircrane for fire suppression support in San Diego County this Fall. SDG&E has leased the aircraft for a 3-month period from September through November 2012, with an option to renew the lease for the same period each year through 2016. Additionally, as a result of the purchase, the Company is relieved of all obligations from the original purchase of the Aircrane by SDG&E, including the put option under the purchase agreement and the remaining obligations under the Cost Per Hour contract.

About Erickson Air-Crane Incorporated

Erickson Air-Crane specializes in the operation and manufacture of the Erickson S-64 Aircrane (the “Aircrane”), a versatile and powerful heavy-lift helicopter. The Aircrane has a lift capacity of up to 25,000 pounds and is the only commercial aircraft built specifically as a flying crane without a fuselage for internal loads. The Aircrane is also the only commercial heavy-lift helicopter with a rear load-facing cockpit, combining an unobstructed view and complete aircraft control for precision lift and load placement capabilities. Erickson Air-Crane owns and operates a fleet of 18 Aircranes, which are used to support a wide variety of government and commercial customers worldwide across a broad range of aerial services, including firefighting, timber harvesting, infrastructure construction, and crewing. Erickson Air-Crane also manufactures Aircranes and related components for sale to government and commercial customers and provides aftermarket support and maintenance, repair, and overhaul services for the Aircrane and other aircraft. Founded in 1971, Erickson Air-Crane is headquartered in Portland, Oregon with its principal manufacturing facility based in Central Point, Oregon. For more information, please visit http://www.ericksonaircrane.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. You can identify forward-looking statements by words such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include Erickson Air-Crane’s safety record, the hazards associated with operating Aircranes, compliance with debt obligations, cancellations, reductions or delays in customer orders, ability to collect on customer receivables, weather and seasonal fluctuations that impact Aircrane activities, competition, reliance on a small number of large customers, the impact of short-term contracts, the availability and size of the Aircrane fleet, the ability to implement production rate changes, the impact of government spending, the impact of product liability and product warranties, the ability to attract and retain qualified personnel, the impact of environmental regulations, the ability to accurately forecast financial guidance, convert backlog into revenues, and appropriately plan expenses, worldwide economic conditions (including conditions in Greece and Italy), government regulation, ability to attract and retain key personnel, reliance on a small number of manufacturers, the necessity to provide components or services to owners and operators of aircraft, effectively manage growth, keep pace with changes in technology, adequately protect our intellectual property, successfully enter new markets, manage international expansion, expand and diversify its customer base, expand and market manufacturing and maintenance, repair and overhaul services, the potential unionization of employees, the fluctuation in the price of fuel, the ability to access public or private debt markets, the obligations of being a new public company, the impact of equipment failures or other events impacting the operation of our factories, and successfully manage any future acquisitions, and other risks and uncertainties more fully described under the heading “Risk Factors” in the Company’s most recently filed Quarterly Report on Form 10-Q as well as the other reports Erickson Air-Crane has filed with the SEC.

You should not place undue reliance on any forward-looking statements. Erickson Air-Crane assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting forward-looking information, except to the extent required by applicable laws.

Company Contact:

Dave Finnie, Senior Director, Finance and Business Operations

Erickson Air-Crane Incorporated

Tel: (503) 505-5880

Email: dfinnie@ericksonaircrane.com

Investor Relations Contact:

Mark Collinson, Partner

CCG Investor Relations

Tel: 310-954-1343

Email: mark.collinson@ccgir.com

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